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Exhibit 99.2 GULFMARK OFFSHORE, INC.

     Contract coverage report for 2001 and other information as of February 13, 2001

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YEAR 2001 CONTRACT COVER STATUS AS OF FEBRUARY 13, 2001

Percent of days under firm contract by region:

                                                    February 14, 2001     December 5, 2000
North Sea. . . . . . . . . . . . . . . . . . . . .     81.3%                 70.1%
Southeast Asia . . . . . . . . . . . . . . . . . .     42.8                  23.2
Brazil . . . . . . . . . . . . . . . . . . . . . .     86.6                  95.7
                                                       -----                 -----
     Overall Fleet . . . . . . . . . . . . . . . .     68.0%                 55.5%

Total EBITDA* related to the above contracts . . .     $32.7 million         $28.5 million

*Operating earnings before application of depreciation, interest, taxes and overhead allocation




















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